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                                                                  EXHIBIT 23.1.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to the references to our Firm under the captions "Selected Financial Data" and "Experts") included in or made a part of this registration statement.


/s/ Arthur Andersen LLP


Melville, New York
April 15, 2002